UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

EnergySolutions, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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ENERGYSOLUTIONS, INC.

423 West 300 South, Suite 200

Salt Lake City, Utah 84101

SUPPLEMENTAL MATERIAL TO OUR PROXY STATEMENT

FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD WEDNESDAY, MAY 23, 2012

Appointment of Proxy Solicitor

Subsequent to filing and mailing the Proxy Statement for our Annual Meeting of Stockholders to be held on May 23, 2012, we engaged Innisfree M&A Incorporated to assist in soliciting proxies on our behalf. Innisfree may solicit proxies personally, electronically or by telephone. We have agreed to pay Innisfree $20,000 plus reasonable expenses for these services. We have also agreed to indemnify Innisfree and its employees against certain liabilities arising from or in connection with the engagement.

Except as described in this supplement the information provided in the Proxy Statement continues to apply. To the extent information in this supplement differs from or updates information contained in the Proxy Statement, the information in this supplement controls.

Important Information

We filed a definitive Proxy Statement with the Securities and Exchange Commission and furnished to our stockholders a Proxy Statement in connection with the solicitation of proxies for the 2012 Annual Meeting of Stockholders. Stockholders are urged to read the Proxy Statement relating to the 2012 Annual Meeting, as amended and supplemented by this supplement, because it contains important information.